 Exhibit (a)(1)(v)
Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of
INTERNATIONAL BALER CORPORATION
at
$1.74 Per Share
by
AIC MERGER SUB, INC.,
a wholly-owned subsidiary of
AVIS INDUSTRIAL CORPORATION
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 19, 2022, UNLESS THE OFFER IS EXTENDED.
April 20, 2022
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated April 20, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by AIC Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Avis Industrial Corporation, an Indiana corporation (“Avis”), to purchase all of the shares of common stock, par value $0.01 per share (“Shares”), of International Baler Corporation, a Delaware corporation (“Baler”), that are issued and outstanding, other than Shares held by Avis, at a price of $1.74 per Share, in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.
THE BOARD OF DIRECTORS OF BALER HAS RECOMMENDED THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER ALL OF THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The Offer Price for the Offer is $1.74 per Share, to you in cash, without interest, less any applicable withholding taxes.
2.   The Offer is being made for all outstanding Shares, other than Shares held by Avis.
3.   The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 23, 2022 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Avis, Purchaser and Baler, pursuant to which, as soon as practicable following the time Purchaser accepts for payment Shares validly tendered and not properly withdrawn pursuant to the Offer and subject to the satisfaction of the Minimum Tender Condition for Merger and the Purchase Condition (each as defined in the Offer to Purchase) being satisfied and satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will merge with and into Baler (the “Merger”), with Baler continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Avis. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by Avis, Purchaser, Baler, or the stockholders of Baler who properly demand appraisal pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”) in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes.
4.   After careful consideration, the board of directors of Baler, acting on the recommendation of a special committee of the board of directors of Baler, has: (i) approved and declared advisable the Merger Agreement, the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and the execution, delivery and performance by Baler of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Offer and the Merger; (ii) resolved that the Merger shall be effected under Section 253 of the DGCL; and (iii) recommended that Baler’s stockholders accept the Offer and tender their Shares in the Offer.
5.   The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on May 19, 2022, unless the Offer is extended.
6.   The Offer is not subject to any financing condition or upon any minimum number of Shares being tendered. The Offer is conditioned upon: (i) the Merger Agreement having not been terminated in accordance with its terms, and (ii) other customary conditions as described in the Offer to Purchase. After the Offer Acceptance Time and subject to the satisfaction of the Minimum Tender Condition for Merger and the Purchase Condition (each as defined in the Offer to Purchase) being satisfied and satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Avis, Purchaser and Baler will cause the Merger to become effective without a meeting of the stockholders of Baler in accordance with Section 253 of the DGCL.
7.   Tendering stockholders who are record owners of Shares and who tender Shares directly to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.
If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.
The Offer is being made to all holders of Shares (other than Avis). Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by or not in compliance with the securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of
INTERNATIONAL BALER CORPORATION
at
$1.74 Per Share
by
AIC MERGER SUB, INC.,
a wholly-owned subsidiary of
AVIS INDUSTRIAL CORPORATION
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 20, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by AIC Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Avis Industrial Corporation, an Indiana corporation (“Avis”), to purchase all of the shares of common stock, par value $0.01 per share ( “Shares”), of International Baler Corporation, a Delaware corporation, that are issued and outstanding, other than Shares held by Avis, at a price of $1.74 per Share, in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.
ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:                              SHARES*
The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 5:00 p.m., New York City time, on May 19, 2022, unless the Offer is extended.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
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